UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 13, 2020

POLAR POWER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(310) 830-9153

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, Matthew Goldman resigned as a member of the board of directors (the “Board”) and any committees thereof of Polar Power, Inc. (the “Company”). Mr. Goldman did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Goldman’s resignation, there will be one vacancy on the Board which the Company intends to fill through a robust and comprehensive search process.

On July 13, 2020, upon the recommendation of the nominating and corporate governance committee of the Board and as a result of Mr. Goldman’s resignation, the Board appointed Katherine Koster as a member of the audit committee of the Board and Peter Gross as a member and chair of the compensation committee of the Board and nominating and corporate governance committee of the Board.

As a result, and effective as of July 13, 2020: (i) the audit committee of the Board is comprised of Keith Albrecht (chair), Mr. Gross and Ms. Koster; (ii) the compensation committee of the Board is comprised of Mr. Gross (chair) and Mr. Albrecht; and (iii) the nominating and corporate governance committee of the Board is comprised of Mr. Gross (chair), Mr. Albrecht and Ms. Koster.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2020	POLAR POWER, INC.

	By:	/s/ Arthur D. Sams
Arthur D. Sams,
President, Chief Executive Officer and Secretary

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